UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 17, 2024

Mediaco Holding Inc.
(Exact Name of Registrant as Specified in Its Charter)

001-39029
(Commission File Number)

Indiana	84-2427771
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

395 HUDSON ST, FLOOR 7
NEW YORK, New York 10014
(Address of principal executive offices, including zip code)

(212) 229-9797
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	MDIA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 17, 2024, the Board of Directors (the “Board”) of MediaCo Holding Inc. (the “Company”), based on the recommendation of the Compensation Committee of the Board (the “Committee”), approved the following actions regarding the compensation of certain executive officers of the Company.
•
For Brian Kei, the Chief Operating Officer of the Company, the Board approved an equity grant, to be made promptly after the approval by the Company’s stockholders of a new omnibus equity incentive plan, with a value of $1,000,000, of which 50% shall vest ratably over a period of three years after the date of grant, and 50% shall vest based on performance, as determined by the Company in its sole discretion.

•	For Alberto Rodriguez, the Chief Revenue Officer of the Company and the President of MediaCo Audio, the Board approved a new employment arrangement, commencing as of September 16, 2024, with:
o	a base annual salary of $700,000;
o	annual cash incentive compensation in a target amount of $525,000, with achievement determined based on the discretion of the Committee;
o
an equity grant, to be made promptly after the approval by the Company’s stockholders of a new omnibus equity incentive plan, with a value of $1,000,000, of which 50% shall vest ratably over a period of three years after the date of grant, and 50% shall vest based on performance, as determined by the Company in its sole discretion;

o
severance arrangements providing for a severance payment, in the event Mr. Rodriguez is terminated by the Company without cause (as determined by the Company in its sole discretion), equal to five (5) months of Mr. Rodriguez’s base salary; and

o	the right to participate in all employee benefit plans of the Company for which he is eligible.
•
For Andrew Carington, the Chief Legal Officer of the Company, an arrangement to be entered into pursuant to an employee lease agreement with Mr. Carington’s current employer, Standard Media, commencing as of October 1, 2024, with:

o	a base annual salary of $300,000;
o	annual cash incentive compensation in a target amount of 50% of his base annual salary, with achievement determined based on the discretion of the Committee; and
o
an equity grant, to be made promptly after the approval by the Company’s stockholders of a new omnibus equity incentive plan, with a value of $1,000,000, of which 50% shall vest over a period to be determined by the Committee at the time the grant is made, and 50% shall vest based on performance, as determined by the Company in its sole discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIACO HOLDING INC.

Date: September 23, 2024	By:	/s/ Jacqueline Hernández
Name: Jacqueline Hernández Title: Interim Chief Executive Officer